Exhibit 99.1

Protara Therapeutics Announces Proposed Concurrent Public Offerings of Common Stock and Preferred Stock

NEW YORK, Sept. 21, 2020 (GLOBE NEWSWIRE) — Protara Therapeutics, Inc. (Nasdaq: TARA), a clinical-stage company developing transformative therapies for the treatment of cancer and rare diseases with significant unmet needs, today announced that it intends to offer and sell shares of its common stock and Series 1 convertible preferred stock in two concurrent but separate underwritten public offerings (together, the “Offerings”). The Offerings are subject to market and other conditions, and there can be no assurance as to whether or when the Offerings may be completed, or the actual size or terms of the Offerings.

Cowen and Guggenheim Securities are acting as joint book-running managers. Oppenheimer & Co. is acting as lead manager for the Offerings, and H.C. Wainwright & Co. is acting as co-manager for the Offerings. Protara expects to grant the underwriters a 30-day option to purchase additional shares of common stock in the proposed common stock offering of up to 15% of the aggregate number of shares offered in the common stock offering.

Protara intends to use the net proceeds from the Offerings primarily for development activities associated with TARA-002 in non-muscle invasive bladder cancer, lymphatic malformations and potential exploration of additional indications, and the remainder of the net proceeds for general corporate purposes and working capital.

The securities described above are being offered by Protara pursuant to an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”), which became effective on May 26, 2020. A preliminary prospectus supplement relating to each of the Offerings will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the preliminary and final prospectus supplements relating to the Offerings may be obtained, when available, by contacting Cowen at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, 11717, Attention: Prospectus Department, by email at PostSaleManualRequests@broadridge.com or by telephone at (833) 297-2926; or Guggenheim Securities at 330 Madison Avenue, New York, NY 10017, Attention: Equity Syndicate Department, by telephone at (212) 518-9544 or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Protara Therapeutics, Inc.

Protara is committed to identifying and advancing transformative therapies for people with cancer and rare diseases with limited treatment options. Protara’s portfolio includes its lead program, TARA-002, an investigational cell-based therapy being developed for the treatment of non-muscle invasive bladder cancer and lymphatic malformations, and IV Choline Chloride, an investigational phospholipid substrate replacement therapy for the treatment of intestinal failure-associated liver disease. For more information, visit www.protaratx.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Protara may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “designed,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words or expressions referencing future events, conditions or circumstances that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such forward-looking statements include but are not limited to, statements regarding Protara’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: expectations as to the completion, timing and use of proceeds relating to the proposed Offerings, the satisfaction of customary closing conditions related to the proposed Offerings and statements regarding Protara’s business strategy. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that contribute to the uncertain nature of the forward-looking statements include risks and uncertainties associated with: market conditions and the satisfaction of customary closing conditions related to the proposed Offerings; Protara’s development programs, including the initiation and completion of non-clinical studies and clinical trials and the timing of required filings with the FDA and other regulatory agencies; the impact of the COVID-19 pandemic on Protara’s business, clinical supply chain, clinical trials and the global economy; general market conditions; changes in the competitive landscape; changes in Protara’s strategic and commercial plans; Protara’s ability to obtain sufficient financing to fund its strategic plans and commercialization efforts; the loss of key members of management; and the risks and uncertainties associated with Protara’s business and financial condition in general, including the risks and uncertainties described more fully under the caption "Risk Factors" and elsewhere in Protara's filings and reports with the United States Securities and Exchange Commission, including as set forth in the preliminary prospectus supplements related to the proposed Offerings. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. Protara undertakes no obligation to update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise, except as required by law.

Company Contact:

Blaine Davis
Protara Therapeutics
Blaine.Davis@protaratx.com
646-844-0337